Exhibit 99.5
REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT is entered into as of the 30th day of June, 2006 (this “Agreement”), by and between BUTLER INTERNATIONAL, INC., a Maryland corporation (“Parent”), and LEVINE LEICHTMAN CAPITAL PARTNERS III, L.P., a California limited partnership (“Purchaser”).
RECITALS
     A. Parent and Purchaser, amongst others, are parties to that certain Securities Purchase Agreement dated as of June 30, 2006 (as amended, modified or supplemented from time to time, the “Securities Purchase Agreement”), pursuant to which the Company and Parent, as applicable, are issuing to Purchaser, and Purchaser is purchasing from the Company and the Parent, as applicable, the Securities, respectively, all on the terms and subject to the conditions set forth therein. Among other things, the Parent is issuing and selling to Purchaser the Warrant.
     B. The Parent, Purchaser and certain other Persons are concurrently entering into that certain Investor Rights Agreement dated as of June 30, 2006 (as amended, modified or supplemented from time to time, the “Investor Rights Agreement”). The execution and delivery of this Agreement by the Parent is required by the Investors Rights Agreement.
AGREEMENT
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     1. DEFINITIONS. Unless otherwise indicated, all capitalized terms not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement. In addition, the following terms shall have the following meanings:
          “Commission” shall mean the Securities and Exchange Commission, or any successor federal agency.
          “Common Stock” shall mean the common stock, $0.001 par value per share, of the Parent, and any securities issued in exchange for or in replacement of such stock.
          “Parent” shall have the meaning set forth in the preamble.
          “Demanding Holders” shall mean Purchaser only or, if Purchaser does not hold a majority of the Registrable Securities at any time, the holders of greater than fifty percent (50.0%) of the outstanding Registrable Securities.
          “Demand Registration” shall have the meaning specified in Section 2.1(a).

          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
          “Indemnified Party” shall have the meaning specified in Section 4.3.
          “Indemnifying Party” shall have the meaning specified in Section 4.3.
          “Indemnitee” shall have the meaning specified in Section 4.1.
          “Purchaser” shall have the meaning set forth in the preamble.
          “Maximum Number of Shares” shall have the meaning specified in Section 2.1(d).
          “Piggy Back Registration” shall have the meaning specified in Section 2.2(a).
          “Register,” “registered” and “registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act and such registration statement becoming effective.
          “Registrable Securities” shall mean (i) the Warrant Shares, (ii) any other shares of Capital Stock of the Parent acquired by Purchaser after the date hereof, whether by purchase, by exercise, exchange or conversion of any Equity Rights or otherwise, and (iii) any shares of Capital Stock or other securities of the Parent issued as a dividend or other distribution with respect to or in exchange for or in replacement of the Warrant Shares or such other shares of Capital Stock or other securities of the Parent. A security shall cease to be a Registrable Security when (a) a Registration Statement covering such Registrable Security shall have been declared effective under the Securities Act and such Registrable Security shall have been sold in accordance with such Registration Statement; (b) such Registrable Security shall have been distributed and sold to the public pursuant to Rule 144 (or any successor rule or regulation) promulgated under the Securities Act; or (c) such Registrable Security shall have ceased to be outstanding.
          “Registration Statement” means a registration statement filed by the Parent with the Commission in compliance with the Securities Act for a public offering and sale of its Common Stock (other than a registration statement on Form S-8 or Form S-4, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).
          “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
          “Securities Purchase Agreement” shall have the meaning set forth in the recitals.

          “Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market making activities.
          “Warrant Shares” shall mean the shares of Common Stock issued or issuable upon exercise of the Warrant, and the holders of the Warrant or any portion thereof shall be deemed to be the holders of the Warrant Shares issuable upon the exercise thereof.
          “Warrant” shall mean Warrant No. LLCP-1 issued by the Parent to Purchaser on June 30, 2006 and, in addition, shall include (i) any new warrant or warrants issued upon the transfer of all or any portion of the warrants issued pursuant to the Securities Purchase Agreement and (ii) any warrant or warrants issued upon the further transfer, division or combination of any such new warrant or warrants.
     2. REGISTRATION RIGHTS.
          2.1. Demand Registration.
               (a) Request for Registration. At any time, the Demanding Holders may request in writing (a “Demand Registration”) that the Parent effect the registration under the Securities Act of all or any portion of the Registrable Securities. Any request for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. Upon any such request, the Demanding Holders shall be entitled to have Registrable Securities included in the Demand Registration, subject to Section 2.1(d) and the provisos set forth in Section 3.1(a). The Parent shall not be obligated to effect more than one (1) Demand Registration under this Section 2.1(a).
               (b) Effective Registration. A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Parent has complied with all of its obligations under this Agreement with respect thereto; provided, however, that, after such Registration Statement has been declared effective, if the offering of Registrable Securities pursuant to a Demand Registration does not occur by reason of any stop order, injunction or other order or requirement of the Commission or any other Governmental Authority, such Demand Registration shall not be deemed to have been made for purposes of this Section 2.1.
               (c) Underwritten Offering. If the Demanding Holders wish to distribute Registrable Securities covered by its (or their, as the case may be) request by means of an underwritten offering, it (or they, as the case may be) shall so advise the Parent as a part of the request made pursuant to Section 2.1(a). The Demanding Holders shall have the right, but not the obligation, to select one or more firms of investment bankers to act as the managing Underwriter or Underwriters in connection with such offering and may select any additional managers to be used in connection with such offering.
               (d) Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the

Parent and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Parent desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to the piggy-back registration rights, if any, which other stockholders of the Parent desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering (the “Maximum Number of Shares”), then the Parent shall include in such registration:
               (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares of Registrable Securities held by each Demanding Holder, regardless of the number of shares of Registrable Securities which the Demanding Holder has requested be included in such registration) that can be sold without exceeding the Maximum Number of Shares;
               (ii) second, to the extent the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Common Stock or other securities that the Parent desires to sell that can be sold without exceeding the Maximum Number of Shares;
               (iii) third, to the extent the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii) above, the shares of Common Stock for the account of other stockholders of the Parent that the Parent is obligated to register (to be allocated among such other stockholders requesting inclusion in such registration pursuant to such agreements pro rata in accordance with the number of shares of Common Stock with respect to which such other stockholders have the right to request such inclusion under such agreements, regardless of the number of shares which such other stockholder has actually requested be included in such registration) that can be sold without exceeding the Maximum Number of Shares; and
               (iv) fourth, to the extent the Maximum Number of Shares has not been reached under the foregoing clauses (i), (ii) and (iii) above, the shares of Common Stock that other stockholders of the Parent desire to sell that can be sold without exceeding the Maximum Number of Shares.
               (e) Withdrawal. The Demanding Holders or any one of them may, by written notice furnished to the Parent prior to the effective date of a Registration Statement, withdraw from any proposed offering relating to a Demand Registration for any reason. In the case of any such withdrawal, no Demanding Holder shall be obligated to pay any of the expenses incurred in connection with such Registration Statement or such Demand Registration and no Demand Registration shall be deemed to have been made for purposes of Section 2.1(a).

          2.2. Piggy Back Registration.
               (a) Piggy Back Rights. If at any time or from time to time the Parent proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Parent for its own account or by stockholders of the Parent for their own account (or by the Parent and by stockholders of the Parent) (other than a Registration Statement (i) on Form S-4 or S-8 (or any substitute or successor form that may be adopted by the Commission), (ii) filed in connection with any employee stock option or other benefit plan, (iii) for an exchange offer or offering of securities solely to the Parent’s existing stockholders or (iv) for a dividend reinvestment plan), the Parent shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than thirty (30) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering; and (y) offer to the holders of Registrable Securities in such notice the opportunity to register such number of shares of Registrable Securities as such holders may request in writing within fifteen (15) days following receipt of such notice (a “Piggy Back Registration”). The Parent shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy Back Registration to be included on the same terms and conditions as any similar securities of the Parent and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The provisions of this Section 2.2 shall apply to such registration.
               (b) Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy Back Registration that is to be an underwritten offering of shares for the Parent’s account advises the Parent and the holders of Registrable Securities in writing that the dollar amount or number of shares of Common Stock which the Parent desires to sell, taken together with the Registrable Securities as to which registration has been requested hereunder and the shares of Common Stock, if any, as to which registration has been requested pursuant to the piggy-back registration rights which other stockholders of the Parent desire to sell, exceeds the Maximum Number of Shares, then the Parent shall include in such registration:
               (i) first, the shares of Common Stock or other securities that the Parent desires to sell that can be sold without exceeding the Maximum Number of Shares;
               (ii) second, to the extent the Maximum Number of Shares has not been reached under the foregoing clause (i) above, the Registrable Securities as to which registration has been or may be requested under this Section 2.2 (pro rata in accordance with the number of Registrable Securities held by each such Person) that can be sold without exceeding the Maximum Number of Shares; and

               (iii) third, to the extent the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii) above, the shares of Common Stock, if any, as to which registration has been requested pursuant to the piggy-back registration rights of other stockholders of the Parent (to be allocated among such other stockholders requesting inclusion in such registration pursuant to such agreements pro rata in accordance with the number of shares of Common Stock with respect to which such other stockholders have the right to request such inclusion under such agreements, regardless of the number of shares which such other stockholder has actually requested be included in such registration) that can be sold without exceeding the Maximum Number of Shares; and
               (iv) fourth, to the extent the Maximum Number of Shares has not been reached under the foregoing clauses (i), (ii) and (iii) above, the shares of Common Stock that other stockholders of the Parent desire to sell that can be sold without exceeding the Maximum Number of Shares.
               (c) Withdrawal. Any holder of Registrable Securities may withdraw such holder’s request for inclusion of Registrable Securities in any Piggy Back Registration by giving written notice to the Parent of its election to withdraw prior to the effectiveness of the Registration Statement. The Parent may also elect to withdraw a Registration Statement at any time prior to the effectiveness of the Registration Statement. Notwithstanding any such withdrawal, the Parent shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy Back Registration as provided in Section 3.3.
          2.3. Registrations on Form S-3. If the registration of Registrable Securities is permitted to be made on a Registration Statement on Form S-3 (or any similar short-form registration which may be available at such time) (a “Form S-3”), the holders of Registrable Securities may at any time request in writing that the Parent register the resale of any or all of its or their Registrable Securities on a Form S-3. Upon receipt of a written request for registration of Registrable Securities on Form S-3 (a “Form S-3 Notice”), the Parent will promptly (but not later than three (3) Business Days after receipt of such Form S-3 Notice) furnish written notice of the proposed registration to all other holders of Registrable Securities, if any. The Parent shall cause to be filed with the Commission, as soon as practicable after receipt of a Form S-3 Notice but not later than thirty (30) days thereafter, a Form S-3 covering all of such holder’s or holders’ Registrable Securities as specified in the Form S-3 Notice and all of the Registrable Securities of any other holders who join in such request as specified in a written request given within fifteen (15) days after receipt of such written notice from the Parent. In addition, the Parent shall use its best efforts to cause each such Form S-3 to become effective as soon as practicable within the ninety (90) day period after the date of receipt by the Parent of the relevant Form S-3 Notice. The Parent shall use its best efforts to maintain each Form S-3 continuously effective, supplemented and amended until the Registrable Securities covered thereby have been sold. No registration effected pursuant to this Section 2.3 shall be counted as a Demand Registration effected pursuant to Section 2.1.

          2.4. Purchase (and Exercise) of the Warrant by the Underwriters. Notwithstanding any other provision of this Agreement to the contrary, in connection with any Demand Registration or Piggy-Back Registration which is to be an underwritten offering, to the extent all or any portion of the Registrable Securities to be included in such registration consist of Warrant Shares, the holders of such Registrable Securities may require that the Underwriter or Underwriters purchase (and exercise) the Warrant or any portion thereof rather than require the holders of the Registrable Securities to exercise the Warrant or portion thereof in connection with such registration, unless the Underwriters inform such holders that such a purchase and exercise of the Warrant will materially and adversely affect the proposed offering. The Parent shall take all such action and provide all such assistance as may be reasonably requested by the holders of Registrable Securities to facilitate any such purchase (and exercise) of the Warrant agreed to by the Underwriter or Underwriters, including issuing the Warrant Shares or any portion thereof to be issued within such time period as will permit the Underwriters to make and complete the distribution contemplated by the underwriting.
          2.5 Private Placement Resales. The Parent covenants that it shall take all actions as the holders of Registrable Securities may reasonable request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitations of available exemptions from such registration, including, without limitation, (a) entering into customary agreements as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, including, without limitation, indemnification arrangements with placement or sales agents and the holders comparable to Section 4 hereof, (b) making available members of management of the Parent, who shall cooperate fully in any such offering, which cooperation shall include, without limitation, participation in the preparation of offering materials and related documents and participation in meetings with placement or sales agents, attorneys, accountants and potential purchasers, (c) making available for inspection by holders of Registrable Securities any placement or sales agent, attorney, accountant or other professional retained by any holder of Registrable Securities, all financial and other records, pertinent documents and properties of the Parent, and to cause the Parent’s officers, directors, and employees to supply all information requested by any of them in connection with such offering, provided, however, that the holders of Registrable Securities making a request for inspection pursuant to this subsection (c) and the Parent shall enter into a confidentiality agreement reasonably agreed upon by the parties thereto prior to such inspection and (d) cooperating in the sale process by following procedures comparable to those outlined in Section 3 hereof as reasonably modified to accommodate a private placement sale process.
     3. REGISTRATION PROCEDURES.
          3.1. Filings; Information. Whenever the Parent is required to effect the registration of any Registrable Securities pursuant to Section 2, the Parent shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

               (a) Filing Registration Statement. The Parent shall, as expeditiously as possible, prepare and file with the Commission, within sixty (60) days after receipt of a request for a Demand Registration pursuant to Section 2.1, a Registration Statement on any form for which the Parent then qualifies or which counsel for the Parent shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its best efforts to cause such Registration Statement to become and remain effective for the period required by Section 3.1(c); provided, however, that the Parent shall have the right to defer such registration for up to ninety (90) days if the Parent shall furnish to the holders of Registrable Securities a certificate signed by the President and Chief Executive Officer of the Parent stating that, in the good faith judgment of the Board of Directors of the Parent, it would be materially detrimental to the Parent and its stockholders for such Registration Statement to be effected at such time; provided further, however, that in the event the Parent elects to exercise such right with respect to any registration, it shall not have the right to exercise such right again prior to the date which is twelve (12) months after the date on which the Registration Statement relating to such deferred registration is declared effective. For the sake of clarity, (i) the Parent may exercise its right to defer a Demand Registration for ninety (90) days under this Section 3.1(a) if the Parent has begun the process of publicly offering its Common Stock and (ii) Purchaser may exercise its rights under Section 2.2 during the ninety (90) day period the Parent may defer a Demand Registration under this Section 3.1(a).
               (b) Copies. The Parent shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.
               (c) Amendments and Supplements. The Parent shall prepare and file with the Commission such amendments, including post effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement (which period shall not exceed the sum of one hundred eighty (180) days plus any period during which any such disposition is interfered with by any stop order, injunction or other order or requirement of the Commission or any governmental agency or court) or such securities have been withdrawn.
               (d) Notification. After the filing of a Registration Statement, the Parent shall promptly, and in no event more than two (2) Business Days, notify the holders of Registrable Securities included in such registration statement, and confirm such advice in writing: (i) when such Registration Statement has been filed or amended or supplemented and becomes effective, (ii) when any post effective amendment to such Registration Statement becomes effective, (iii) of any stop order issued or threatened by the Commission (and the Parent shall take all actions required to prevent the entry of such stop order or to remove it if entered) and (iv) of any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Parent shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing (and in no event less than three (3) Business Days prior to filing) to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Parent shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall object.
               (e) State Securities Laws Compliance. The Parent shall use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Parent and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Parent shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.1(e), or subject itself to taxation in any such jurisdiction.
               (f) Agreements for Disposition. The Parent shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Parent in any underwriting agreement which are made to or for the benefit of any Underwriters shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement. No holder of Registrable Securities included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such holder’s material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such registration statement.
               (g) Cooperation. The President and Chief Executive Officer of the Parent, the Chief Financial Officer of the Parent, any vice president of the Parent and any other members of the management of the Parent shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.
               (h) Records. The Parent shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Parent, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Parent’s officers, directors and employees to supply all information requested by any of them in connection with such registration statement.
               (i) Opinions and Comfort Letters. The Parent shall furnish to each holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Parent delivered to any Underwriter and (ii) any comfort letter from the Parent’s independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Parent shall furnish to each holder of Registrable Securities included in such Registration Statement, at any time that such holder elects to use a prospectus, an opinion of counsel to the Parent to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.
               (j) Earnings Statement. The Parent shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its stockholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.
               (k) Listing. The Parent shall use its commercially reasonable efforts to cause all Registrable Securities included in any registration to be listed on such national securities exchange or otherwise designated for trading in the same manner as similar securities issued by the Parent are then listed or designated or, if no such similar securities are then listed or designated, then on an Acceptable Exchange (as defined in the

Investor Rights Agreement) or in any other manner satisfactory to the holders of a majority of the Registrable Securities included in such registration.
          3.2. Obligation to Suspend Distribution. Upon receipt of any notice from the Parent of the happening of any event of the kind described in Section 3.1(d)(iv), each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1(d)(iv), and, if so directed by the Parent, each such holder will deliver to the Parent all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.
          3.3. Registration Expenses. The Parent shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, any Piggy Back Registration pursuant to Section 2.2 and any registration on Form S-3 pursuant to Section 2.3 and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including: (i) all registration and filing fees; (ii) fees and expenses of compliance with state securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Parent’s internal expenses (including all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1(k); (vi) National Association of Securities Dealers, Inc. fees, if any; (vii) fees and disbursements of counsel for the Parent and fees and expenses for independent certified public accountants retained by the Parent (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1(i)); (viii) the fees and expenses of any special experts retained by the Parent in connection with such registration; (ix) the purchase of selling stockholder errors and omissions insurance for the benefit of Purchaser and (x) all fees and expenses incurred by Purchaser in connection with their participation in such registration, including the fees and expenses of Purchaser’s legal counsel, accountants and other experts. The Parent shall have no obligation to pay any underwriting fees, discounts or selling commissions attributable to the Registrable Securities being sold by Purchaser, which expenses shall be borne by Purchaser.
          3.4. Information. The holders of Registrable Securities shall provide such information as reasonably requested by the Parent in connection with the preparation of any registration statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2.
     4. INDEMNIFICATION AND CONTRIBUTION.
          4.1. Indemnification by the Parent. The Parent agrees to indemnify and hold harmless Purchaser and each other holder of Registrable Securities, and each of their respective officers, employees, Affiliates (including Levine Leichtman Capital Partners, Inc.), directors, partners, members, attorneys and agents, and each Person, if any, who controls any of the foregoing and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Indemnitee”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Parent of the Securities Act or any rule or regulation promulgated thereunder applicable to the Parent and relating to action or inaction required of the Parent in connection with any such registration; and the Parent shall promptly, but in no event more than five (5) Business Days after request for payment, pay directly or reimburse each Indemnitee for any legal and any other expenses reasonably incurred by such Indemnitee in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Parent will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Parent, in writing, by such selling holder and stated to be specifically for use therein. The Parent shall not refuse to enter into an underwriting agreement with any Underwriter of the Registrable Securities on the basis that the indemnity provisions therein are unacceptable as long as the terms of such indemnity provisions are, on the whole, reasonably typical for the type of underwriting contemplated.
          4.2. Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities will, in the event that any Registrable Securities held by such selling holder are included in any registration being effected under the Securities Act pursuant to this Agreement, indemnify and hold harmless (severally and not jointly) the Parent, each of its directors, officers, employees, attorneys and agents and each Underwriter (if any), and each other Person, if any, who controls the Parent or such Underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Parent by such selling holder and stated to be specifically for use therein, and shall, within five (5) Business Days after a request therefor, reimburse the Parent, its directors, officers, employees, attorneys and agents, and each such controlling Person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Notwithstanding anything to the contrary, in no event shall any holder of

Registrable Securities be liable or responsible for any amount in excess of the net proceeds actually received by such holder after Taxes from the sale of Registrable Securities.
          4.3. Conduct of Indemnification Proceedings. Promptly after receipt by any Person of any written notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such Person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other Person for indemnification hereunder, notify such other Person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld), consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.
          4.4. Contribution. If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
               The parties agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding anything to the contrary, in no event shall any holder of Registrable Securities be required to contribute any amount in excess of the net proceeds actually received by such holder after Taxes from the sale of Registrable Securities which gave rise to such contribution obligation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
     5. UNDERWRITING AND DISTRIBUTION.
          5.1. Rule 144. The Parent covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar Rule or regulation hereafter adopted by the Commission. Purchaser hereby acknowledges its understanding that the Parent is not current with its filings under the Exchange Act.
          5.2. Restrictions on Sale by the Parent and Others. The Parent agrees that (a) it will not effect any sale or distribution of any securities similar to those being registered in accordance with Section 2.1, or any securities convertible into or exchangeable or exercisable for such securities, during the ninety (90) days prior to, and during the one hundred eighty (180) day period commencing on, the effective date of any Demand Registration (except as part of such Demand Registration to the extent permitted by Section 2.1(d)); and (b) any agreement entered into after the date hereof pursuant to which the Parent issues or agrees to issue any privately placed securities shall contain a provision under which holders of such securities agree not to effect any sale or distribution of any such securities during the periods described in (a) above, in each case including a sale pursuant to Rule 144 under the Securities Act (except as part of any such registration, if permitted); provided, however, that the provisions of this Section 5.2 shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities and shall not prevent the issuance of securities by the Parent under any employee benefit, stock option or stock subscription plans.

     6. MISCELLANEOUS.
          6.1. Other Registration Rights.
               (a) The Parent hereby represents and warrants to Purchaser that, except as set forth in Schedule 6.1(a), (i) no Person has any right to require the Parent to register any shares its the Capital Stock for sale, or to include any shares of its Capital Stock, in any registration filed by the Parent for the sale of shares of Capital Stock for its own account or for the account of any other Person and (ii) no Person has the right to require the Parent to register the sale of any shares of the Parent’s capital stock in any Registration Statement filed by the Parent pursuant to a Demand Registration.
               (b) From and after the date of this Agreement, the Parent shall not, without the prior written consent of the holders of a majority of the Registrable Securities, (i) enter into any agreement granting any demand registration right (i.e., the right to require the Parent to register the sale of any shares of the Parent’s Capital Stock), (ii) enter into any agreement granting any piggy-back registration right (i.e., the right to require the Parent to register the sale of any shares of the Parent’s Capital Stock in any Registration Statement filed by the Parent for the sale of shares of Capital Stock for its own account or for the account of any other Person) which is inconsistent with, equal to or superior to any registration rights granted hereunder, or which requires the Parent to register the sale of any shares of the Parent’s Capital Stock in any Registration Statement filed by the Parent pursuant to a Demand Registration, or (iii) enter into any agreement that adversely affects the rights granted to the holders of Registrable Securities hereunder.
          6.2. Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties and their respective successors and permitted assigns, pursuant to the provisions of this Section 6.2. The rights and obligations of Purchaser under this Agreement shall be freely assignable in whole or in part. Each such assignee, by accepting such assignment of the rights of the assignor hereunder, shall be deemed to have agreed to and be bound by the obligations of the assignor hereunder. The rights and obligations of the Parent hereunder may not be assigned or delegated.
          6.3. Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if transmitted by telecopier with receipt acknowledged, or upon delivery, if delivered personally or by recognized commercial courier with receipt acknowledged, or upon the expiration of 72 hours after mailing, if mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Purchaser, to:
Levine Leichtman Capital Partners III, L.P.
c/o Levine Leichtman Capital Partners, Inc.
335 North Maple Drive, Suite 240
Beverly Hills, CA 90210
Attention: Arthur E. Levine, President
Telephone: (310) 275-5335
Telecopier: (310) 275-1441
with a copy to:
Bingham McCutchen LLP
355 South Grand Avenue, Suite 4400
Los Angeles, CA 90071
Attention: Richard J. Welch, Esq.
Telephone: (213) 680-6400
Telecopier: (213) 680-6499
If to the Parent, at:
Butler International, Inc.
110 Summit Avenue
Montvale, NJ 07645
Attention: Richard Paras, Vice President - Legal
Telephone: (201) 573-8000
Telecopier: (201) 573-9723
with a copy to:
McBreen & Kopko
20 North Wacker Drive, Suite 2520
Chicago, IL 60606
Attention: Frederick H. Kopko, Jr., Esq.
Telephone: (312) 332-6405
Telecopier: (312) 332-2657
or at such other address or addresses as Purchaser or the Parent, as the case may be, may specify by written notice given in accordance with this Section 6.3.
          6.4. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future Applicable Laws during the term thereof, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in fill force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible.
          6.5. Counterparts. This Agreement may be executed in two or more counterparts and by facsimile transmission or other similar means of electronic transmission, each of which shall be an original, but all of which together shall constitute one and the same instrument. This Agreement sets forth the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior oral and written, and all contemporaneous oral, agreements and understandings with respect to the subject matter hereof.
          6.6. Descriptive Headings, Construction and Interpretation. The rules of construction and interpretation set forth in Sections 1.2 through 1.5 of the Securities Purchase Agreement shall likewise govern the construction and interpretation of this Agreement.
          6.7. Waivers and Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, except by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.
          6.8. Termination. This agreement shall terminate when the Purchaser no longer holds any shares of Common Stock and any securities convertible or exercisable into Common Stock.
          6.9. Remedies. In the event that the Parent fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, Purchaser (or any other holder of Registrable Securities) may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions. The Parent hereby agrees that Purchaser shall not be required or otherwise obligated to, and hereby waives any right to demand that Purchaser, post any performance or other bond in connection with the enforcement of its rights and remedies hereunder. The Parent agrees to pay all fees, costs, and expenses, including the fees and expenses of attorneys, accountants and other experts, and all fees, costs and expenses of appeals, incurred by Purchaser or any other holder of Registrable Securities in connection with the enforcement of this Agreement or the collection or any sums due hereunder, whether or not suit is commenced. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.
          6.10. Governing Law. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN

ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.
          6.11. Waiver of Trial by Jury. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, AND UNDERSTANDING THEY ARE WAIVING A CONSTITUTIONAL RIGHT, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY RELATING TO (a) THIS AGREEMENT, INCLUDING ANY PRESENT OR FUTURE AMENDMENT HEREOF, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY OR RELATED TO THIS AGREEMENT, OR (b) ANY CONDUCT, ACT OR OMISSION OF THE PARTIES OR THEIR AFFILIATES (OR ANY OF THEM) WITH RESPECT TO THIS AGREEMENT, INCLUDING ANY PRESENT OR FUTURE AMENDMENT HEREOF, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION, SUIT OR OTHER PROCEEDING; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH ACTION, SUIT OR OTHER PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.
          6.12. Judicial Referee. IN THE EVENT THE WAIVER PROVIDED IN SECTION 6.11 IS DEEMED INEFFECTIVE, TO GIVE EFFECT TO THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE OR RETIRED JUDGE APPLY THE APPLICABLE LAW, THE PARTIES AGREE TO REFER, FOR A COMPLETE AND FINAL ADJUDICATION, ANY AND ALL ISSUES OF FACT OR LAW INVOLVED IN ANY LITIGATION OR PROCEEDING (INCLUDING, WITHOUT LIMITATION, ALL DISCOVERY AND LAW AND MOTION MATTERS, PRETRIAL MOTIONS, TRIAL MATTERS AND POST-TRIAL MOTIONS (E.G. MOTIONS FOR RECONSIDERATION, NEW TRIAL AND TO TAX COSTS, ATTORNEY FEES AND PREJUDGMENT INTEREST)) UP TO AND INCLUDING FINAL JUDGMENT, BROUGHT TO RESOLVE ANY DISPUTE (WHETHER SOUNDING IN CONTRACT, TORT, UNDER ANY STATUTE OR OTHERWISE) BETWEEN AND AMONG ANY OF THE PARTIES HERETO, TO A JUDICIAL REFEREE WHO SHALL BE APPOINTED

UNDER A GENERAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638. THE REFEREE’S DECISION WOULD STAND AS THE DECISION OF THE COURT, WITH JUDGMENT TO BE ENTERED ON HIS/HER STATEMENT OF DECISION IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. THE PARTIES HERETO SHALL SELECT A SINGLE NEUTRAL REFEREE, WHO SHALL BE A RETIRED STATE OR FEDERAL JUDGE WITH AT LEAST FIVE YEARS OF JUDICIAL EXPERIENCE IN CIVIL MATTERS. IN THE EVENT THAT THE PARTIES HERETO CANNOT AGREE UPON A REFEREE, THE REFEREE SHALL BE APPOINTED BY THE COURT. THE PURCHASER AND HOLDERS, ON THE ONE HAND, AND THE COMPANY PARTIES, ON THE OTHER HAND, SHALL EQUALLY BEAR THE FEES AND EXPENSES OF THE REFEREE (50% BY THE PURCHASER AND HOLDERS AND 50% BY THE COMPANY PARTIES) UNLESS THE REFEREE OTHERWISE PROVIDES IN THE STATEMENT OF DECISION.
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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

PARENT

BUTLER INTERNATIONAL, INC.,
a Maryland corporation

By:

Name:

Title:

PURCHASER

LEVINE LEICHTMAN CAPITAL
PARTNERS, INC., a California corporation

On behalf of LEVINE LEICHTMAN
CAPITAL PARTNERS III, L.P., a
California limited partnership

By:	/s/ Steven Hartman

Name: Steven Hartman Title: Vice President